SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Computer Network Technology Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SUPPLEMENTAL PROXY MATERIAL
for the
Annual Meeting of Shareholders
to be held on June 25, 2002

     This supplemental proxy material is being furnished by and on behalf of the board of directors of Computer Network Technology Corporation as a supplement to the proxy statement furnished by and on behalf of the board of directors of Computer Network Technology Corporation in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 A.M., local time, on Tuesday, June 25, 2002 at 6000 Nathan Lane North, Plymouth, Minnesota.

     This supplement corrects an error in the table on page 10 of the Proxy Statement regarding Equity Compensation Plan Information. This supplement was first mailed to shareholders on May 24, 2002. The corrected table regarding Equity Compensation Plan Information as of January 31, 2002 is as follows:

Equity Compensation Plan Information

	(a)	(b)	(c)

			Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	be Issued Upon	Exercise Price of	Under Equity Compensation
	Exercise of Outstanding	Outstanding	Plans (excluding securities
Plan Category	Options	Options	reflected in column (a))

Equity Compensation Plans Approved by Shareholders:
1992 Stock Award Plan	3,190,306	$11.03	1,666,748
1992 Employee Stock Purchase Plan	—	—	93,918

Total	3,190,306	$11.03	1,760,666
Equity Compensation Plans Not Approved by Shareholders	2,562,257	$13.17	445,800

Total	5,752,563	$11.99	2,206,466